UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 13, 2020
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware		001-37415						32-0454912
(State or other jurisdiction of incorporation or organization)		Commission File Number:						(I.R.S. Employer Identification No.)

800 N. Glebe Road	,	Suite 500	,	Arlington	,	Virginia	,	22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 8.01 is incorporated into this Item 2.03 by reference.

Item 3.02 - Unregistered Sales of Equity Securities.

As described in Item 8.01 of this Current Report on Form 8-K, which is incorporated herein by reference, on August 19, 2020, Evolent Health, Inc. (the “Company”) expects to issue the New Notes (as defined below). The Company will issue the New Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Any shares of Class A common stock issued upon conversion of the New Notes will be issued pursuant to Section 3(a)(9) of the Securities Act as an exchange with existing security holders. In the aggregate, the New Notes will be initially convertible into 6,422,202 shares of the Company’s Class A common stock (excluding any shares issuable by the Company upon a conversion in connection with a make-whole fundamental change or a notice of redemption as described in the Indenture). The conversion rate may be adjusted under certain circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s Class A common stock or a combination of cash and shares of the Company’s Class A common stock, at the Company’s election. The offer and sale of the New Notes and the shares of Class A common stock issuable upon conversion of the New Notes have not been, and will not be, registered under the Securities Act.

Item 8.01. Other Events.

On August 13, 2020, Evolent Health, Inc. entered into privately negotiated agreements (the “Agreements”) with a limited number of qualified institutional buyers (as defined in Rule 144A under the Securities Act) who are holders of its outstanding 2.00% Convertible Notes due 2021 (the “2021 Notes”) and certain new investors pursuant to which the Company will issue (i) $84.2 million principal amount of 3.50% Convertible Senior Notes due 2024 (the “New Notes”) in exchange for $84.2 million principal amount of the 2021 Notes and an aggregate cash payment of approximately $2.5 million (the “Exchange Transactions ”) and (ii) $32.8 million aggregate principal amount of New Notes for cash at par (the “Subscription Transactions”). The Exchange Transactions and the Subscription Transactions are expected to close on or about August 19, 2020, subject to customary closing conditions. The New Notes will be issued pursuant to an indenture by and between the Company and U.S. Bank National Association, as trustee (the “Indenture”).

Evolent will not receive any cash proceeds from the Exchange Transactions. Evolent estimates that net cash proceeds from the Subscription Transactions will be approximately $27.4 million after deducting estimated offering expenses for both the Exchange Transactions and the Subscription Transactions and the cash paid to participants in connection with the Exchange Transactions. Evolent expects to use a portion of the net proceeds from the offering of the New Notes to repurchase a portion of its outstanding 2021 Notes in privately negotiated transactions for cash, with remaining amounts used for general corporate purposes. Simultaneous with the execution of documentation for the Exchange Transactions and the Subscription Transactions, the Company has executed agreements with holders of 2021 Notes to repurchase an aggregate $14.0 principal amount of 2021 Notes (the “2021 Note Repurchase”) immediately following the Exchange Transactions and the Subscription Transactions. Following the completion of the Exchange Transactions and the 2021 Note Repurchase, approximately $26.7 in aggregate principal amount of the 2021 Notes will remain outstanding with terms unchanged.

Pursuant to the terms of the Indenture, interest on the New Notes will be payable semiannually in arrears on December 1 and June 1 of each year, beginning on December 1, 2020, at a rate equal to 3.50% per annum. The New Notes will mature on December 1, 2024, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date.

The New Notes will be convertible into cash, shares of Evolent's Class A common stock, or a combination of cash and shares of Evolent's Class A common stock, at Evolent's election, based on an initial conversion rate of 54.8667 shares of Class A common stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $18.23 per share of Class A common stock. The initial conversion price represents a premium of approximately 30% over the closing price of the Class A common stock on the New York Stock Exchange on August 13, 2020. In the aggregate, the New Notes will be initially convertible into 6,422,202 shares of the Company’s Class A common stock (excluding any shares issuable by the Company upon a conversion in connection with a make-whole fundamental change or a notice of redemption as described in the Indenture). The conversion rate may be adjusted under certain circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s Class A common stock or a combination of cash and shares of the Company’s Class A common stock, at the Company’s election.

Holders of the New Notes may require the Company to repurchase all or part of their New Notes upon the occurrence of a fundamental change at a price equal to 100.00% of the principal amount of the New Notes being repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Company may not redeem the New Notes prior to March 1, 2023. The Company may redeem for cash all or any portion of the New Notes, at its option, on or after March 1, 2023, if the last reported sale price of the Company’s Class A common stock has been at least 130.00% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100.00% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the New Notes.

The Company is also entering into an amendment to its credit agreement, by and among the Company, Evolent Health LLC, certain subsidiaries of the Company, the lenders from time to time party thereto and Ares Capital, dated December 30, 2019, to facilitate the Exchange Transactions, the Subscription Transactions and the Note Repurchases. The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Agreements, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing descriptions of the Indenture and the credit agreement amendment do not purport to be complete and are qualified in their entirety by reference to the Indenture and the credit agreement amendment, which will be filed as exhibits to future filings by the Company with the Securities and Exchange Commission pursuant to the Exchange Act.

The New Notes and the Class A common stock of the Company, par value $0.01, issuable upon conversion of the New Notes will not be registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This report shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such jurisdiction.

On August 14, 2020, the Company issued a press release announcing the transactions described above. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-looking statements

In addition to the discussion regarding forward-looking statements in the press release attached hereto and incorporated herein by reference, this Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including, but not limited to, statements regarding the Exchange Transactions, the Subscription Transactions and the 2021 Note Repurchase. The Company claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. In addition, please refer to the periodic reports that the Company has filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the risk factors noted therein. Such periodic filings by the Company identify and address other important factors that could cause future events or results to vary from the forward-looking statements set forth in this Current Report on Form 8-K. The Company disclaims any obligation to update any forward-looking statements contained herein to reflect events or circumstances that occur after the date hereof.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Form of Exchange and Subscription Agreement, dated as of August 13, 2020, among Evolent Health, Inc. and each investor party thereto.
99.2	Press release dated August 14, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

Dated: August 14, 2020	/s/ Jonathan D. Weinberg
Jonathan D. Weinberg
General Counsel and Secretary